UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LEISURE ACQUISITION CORP.

 (Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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On June 23, 2020, Leisure Acquisition Corp. (the “Company”) convened and then adjourned, without conducting any business, its special meeting of stockholders (the “Special Meeting”) until Friday, June 26, 2020, at 9:00 a.m. Eastern Time, at which time the Company’s stockholders will be asked to consider and vote upon the proposals described in the Company's proxy statement filed with the Securities and Exchange Commission on June 2, 2020, including a proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to extend the date by which the Company has to consummate a business combination from June 30, 2020 to December 1, 2020. The Special Meeting will still be held at the Company's offices at 250 West 57th Street, Suite 415, New York, New York 10107.

Only holders of record of the Company’s common stock at the close of business on May 22, 2020 will be entitled to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting.